UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2016

TRACK GROUP, INC.

(Exact name of registrant as specified in its charter)

UTAH	000-23153	87-0543981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 South Main Street Suite 700 Salt Lake City, Utah 84111
(Address of principal executive offices)

(801) 451-6141

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On September 30, 2016, Mark Attarian informed the Company of his intention to resign from his position as Chief Financial Officer effective November 15, 2016, during which time Mr. Attarian will assist in the transition of his function to his successor.  Mr. Attarian joined the Company as Chief Administrative Officer on July 11, 2016, and was appointed Chief Financial Officer on September 12, 2016.

As a result of Mr. Attarian’s resignation, the employment-related provisions of his Employment Agreement dated September 11, 2016 are deemed terminated as of such date.

Item 9.01

Financial Statements and Exhibits

On October 6, 2016, the Company issued a press release announcing the resignation of Mark Attarian, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Track Group, Inc.

Date: October 6, 2016	By:	/s/ Gordon Jesperson
Gordon O. Jesperson General Counsel and Secretary